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                                                                    Exhibit 3.13

                           ARTICLES OF INCORPORATION

                                       OF

                            STORM INTEGRATION, INC.,

                                       I

         The name of this corporation is STORM INTEGRATION, INC.

                                       II

         This corporation is a close corporation. All of the corporation's issued shares of all classes shall be held of record by not more than thirty-five (35) persons.

                                      III

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       IV

         The name and address in the State of California of this corporation's initial agent for service of process is:

                               RICHARD GRICH, JR.

                        1912 MAGDALENA CIRCLE, NUMBER 98

                         SANTA CLARA, CALIFORNIA 95051

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                                       V

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is one million (1,000,000).

                                       VI

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VII

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code), for breach of duty to the corporation and its stockholders through bylaw provisions, through agreements with the agents, or otherwise, in excess of that otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

         Dated: January 11, 1991


                                  /s/  Richard Grich, Jr.
                                  -------------------------------
                                        RICHARD GRICH, JR.
                                        Incorporator of
                                        STORM INTEGRATION, INC.

                                       2
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                          CERTIFICATE OF AMENDMENT OF
                        THE ARTICLES OF INCORPORATION OF
                            STORM INTEGRATION, INC.
                            a California corporation

         Richard J. Grich, Jr. and Paul G. Fregosi certify that:

         1. They are the Vice President and Secretary, respectively, of Storm Integration, Inc., a California corporation (the "Corporation");

         2. ARTICLE V of the Articles of Incorporation of the Corporation is hereby amended to read in full as follows:

               "V. This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is two million five hundred thousand (2,500,000). Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into two and one-half (2-1/2) shares.

               The shares of the Corporation may be issued from time to time in two series designated, respectively, Voting, of which the Corporation is authorized to issue seven hundred fifty thousand (750,000) shares and Non-Voting, of which the Corporation is authorized to issue one million seven hundred fifty thousand (1,750,000) shares. The rights, preferences, privileges and restrictions of the Voting and Non-Voting Common Stock shall be equal and identical in all respects except that, unless otherwise provided by law, the holders of shares of Voting Common Stock shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive voting rights and power, and "the holders of Non-Voting Common Stock shall not be entitled to notice of any shareholders' meetings or to vote upon the election of directors or upon any other matters."

         3. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the Board of Directors of the Corporation.

         4. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 80,000 shares of common stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding stock of the Corporation.



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         We further declare under penalty of perjury under the laws of the
State of California that the matters set forth in this certificate are true and correct or our own knowledge.

         Executed at Palo Alto, California this 3rd day of June, 1992.

                                 /s/ Richard J. Grich, Jr.
                               ------------------------------
                                 Richard J. Grich, Jr.,
                                 Vice President

                                 /s/ Paul G. Fregosi
                                 --------------------
                                 Paul G. Fregosi, Secretary


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                          CERTIFICATE OF AMENDMENT OF
                       THE ARTICLES OF INCORPORATION OF
                            STORM INTEGRATION, INC.


         Chris R. Bourassa and Richard J. Grich, Jr. certify that:

         1. They are the President and Secretary, respectively, of STORM INTEGRATION, INC., a California corporation (the "Corporation");

         2. ARTICLE V of the Articles of Incorporation of the Corporation is hereby amended to read in full as follows:

         "V. This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is authorized to issue is fifty million (50,000,000) shares of Voting Common Stock. Upon the filing of the Amendment to this article to read as herein set forth, each share of Non-Voting Common Stock shall automatically be converted into one share of Voting Common Stock."

         3. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the Board of Directors of the Corporation.

         4. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of Voting Stock of the Corporation is 2,168,809 shares of comon stock. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding stock of the Corporation.


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         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct or our own knowledge.

         Executed in San Jose, California this 14th day of December, 1994.


                                /s/ Chris Bourassa
                                 --------------------
                                 Chris Bourassa
                                 President



                               /s/ Richard J. Grich, Jr.
                               ------------------------------
                                 Richard J. Grich, Jr.
                                 Secretary

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                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                            STORM INTEGRATION, INC.

         Chris R. Bourassa and Richard J. Grich, Jr., certify that:

         1. They are the President and the Secretary, respectively, of Storm Integration, Inc., a California corporation (the "Corporation").

         2. ARTICLE I of the Articles of Incorporation is hereby amended to read in full as follows:

                         "I

         The name of this corporation is Storm Control Systems, Inc."

         3. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the Corporation's Board of Directors.

         4. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of Voting Stock of the Corporation is 2,414,120 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding stock of the Corporation.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed at San Jose, California this 5th day of May, 1997.

                                /s/ Chris Bourassa
                                 --------------------
                                 Chris R. Bourassa, President

                                /s/ Richard J. Grich, Jr.
                                 --------------------
                                 Richard J. Grich, Jr., Secretary

                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                          STORM CONTROL SYSTEMS, INC.

         Chris R. Bourassa and Richard J. Grich, Jr., certify that:

         1. They are the President and the Secretary, respectively, of Storm Control Systems, Inc., a California corporation (the "Corporation").

         2. ARTICLE II of the Articles of Incorporation is hereby amended by deleting it in its entirety.

         3. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the Corporation's Board of Directors.

         4. The foregoing amendment to the Articles of Incorporation of the Corporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Sections 158 and 902 of the California Corporations Code. The total number of outstanding shares of Voting Stock of the Corporation is 3,554,723 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 66 2/3% of the outstanding stock of the Corporation.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         Executed at Herndon, VA this 21st day of August, 1998.


                               /s/ Chris R. Bourassa
                                 --------------------
                                 Chris R. Bourassa, President

                                /s/ Richard J. Grich, Jr.
                                 --------------------
                                 Richard J. Grich, Jr., Secretary

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                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                          STORM CONTROL SYSTEMS, INC.


         Christoper C. Cambria certifies that:

         1. He is the Vice President and Secretary of Storm Control Systems, Inc., a California corporation.

         2. Article I is amended to read as follows:

                                      "I.

               The name of this corporation is L-3 Communications Storm Control Systems, Inc."

         3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the General Corporation Law of the State of California. The total number of outstanding shares of the corporation is 3,554,723. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


               I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

Date: December 9, 1998


                                               /s/ Christopher C. Cambria
                                               -----------------------------
                                                   Christopher C. Cambria,
                                                   Vice President and Secretary